UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 21, 2012

Park-Ohio Holdings Corp.

(Exact Name of Registrant as Specified in Charter)

Ohio	000-03134	34-1867219
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6065 Parkland Blvd., Cleveland, Ohio		44124
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (440) 947-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Park-Ohio Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	333-43005-1	34-6520107
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6065 Parkland Blvd., Cleveland, Ohio		44124
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (440) 947-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, Jeffrey L. Rutherford, the Vice President and Chief Financial Officers of Park-Ohio Holdings Corp. (“Holdings”) and Park-Ohio Industries, Inc. (“Industries”), has notified Holdings and Industries that he will resign from those companies to pursue other interests. Effective upon Mr. Rutherford’s resignation, Patrick W. Fogarty, the Director of Corporate Development of Holdings and Industries, will assume the role of principal financial officer of those companies on an interim basis.

Mr. Fogarty, who is 51 years old, has been an executive officer of Holdings and Industries and Director of Corporate Development since 1997 and served as Director of Finance from 1995 to 1997 of Holdings and Industries. Prior to joining those companies, Mr. Fogarty was employed by Ernst & Young from 1983 to 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK-OHIO HOLDINGS CORP.

	By:	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

Dated: March 21, 2012

PARK-OHIO INDUSTRIES, INC.

	By:	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

Dated: March 21, 2012

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